BRF S.A.

Publicly-Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

SHAREHOLDERS´ MANUAL

ORDINARY AND EXTRAORDINARY GENERAL MEETING

APRIL 26, 2017

CONTENTS

1 – Management Message                                                                                           p. 03

2 – Guidance to Participate in the General Meeting

2.1 Physical Presence

2.1.1 Shareholders

2.1.1.1 Individual Shareholders                                                           p. 05

2.1.1.2. Corporate Shareholders                                                         p. 05

2.1.1.3. Shareholders represented by Proxy                                          p. 05

2.1.1.4. Foreign Shareholders                                                             p. 06

2.1.2. Holders of American Depositary Shares – ADSs                               p. 06

2.2 – Participation by distance vote                                                                         p. 06

3 – Proposal of the Board of Directors                                                                     p. 10

4 – Distance Voting Form                                                                                             p. 14

1.            Management Message

Dear Shareholders,

BRF S.A. (“BRF” or “Company”) is a company which is marked by a widespread and diffuse shareholding control in which shareholders are granted equal rights and protection mechanisms.

Our shares are listed on the Novo Mercado segment of the São Paulo Stock Exchange, BM&FBOVESPA S.A. - Bolsa de Valores, Mercadorias e Futuros (“BM&FBOVESPA”), and on the New York Stock Exchange (“NYSE”), with level III ADSs.

In line with the high level of corporate governance adopted by the Company and reflecting the principles of transparency, uniformity, and equality that support our relationship with investors, we hereby invite Shareholders to participate in our Ordinary and Extraordinary General Meeting to be held on April 26, 2017, at 11.00 a.m., at our head office located at Jorge Tzachel, 475 – Bairro Fazenda, in the City of Itajaí in the State of Santa Catarina.

To reinforce our concern over the information provided, we have made available all the mandatory and additional documents we believe are necessary for shareholders to understand the matters and decisions to be made at this Meeting on our Investor Relations website (www.brf-global.com/ri, item Governança Corporativa) and on the websites of the Brazilian Securities and Exchange Commission (www.cvm.gov.br), the BM&FBOVESPA (www.bmfbovespa.com.br) and the SEC - Securities and Exchange Commission (www.sec.gov),  as well as in this manual.

We will discuss the following subjects tabled for approval at this Ordinary and Extraordinary General Meeting:

Ordinary Shareholders Meeting:

1.            To examine, discuss and vote on the Management Report, Financial Statements and other documents related to the financial year ending on December 31, 2016;

2.               To ratify the distribution of the remuneration to shareholders (Interest on Own Equity), as resolved by the Board of Directors;

3.               To set the number of members of the Board of Directors, elect the members of the Board of Directors and to appoint the Chairman and the Deputy Chairman of the Board of Directors;

4.              To set the global remuneration of the officers (Board of Directors and Executive Management) for the 2017 financial year;

5.               To elect the members of the Fiscal Council and to set the global remuneration of the effective members of the Fiscal Council for the 2017 financial year.

Extraordinary General Meeting.

(i)               To amend the Restricted Stocks Plan.

We welcome your participation in our Meeting, since it will deal with matters of importance for the Company which are directed at creating value for our shareholders.

We believe the information presented here will enable our shareholders to consider their positions and facilitate the decision making. Our Investor Relations team is ready and available to answer any questions or guide you.

We are counting on your presence and take advantage of this occasion to convey our appreciation.

Sincerely,

Abilio Diniz

Chairman of the Board of Directors

Pedro Andrade de Faria

Global CEO

and Investor Relations Officer

2.        Guidance To Participate In The Ordinary General Meeting

2.1.   PHYSICAL PRESENCE

2.1.1. Shareholders

As stated in article 15 of the Bylaws, those shareholders who intend taking part in the Ordinary and Extraordinary General Meeting, personally or through a proxy, must present the following documents by April 20, 2017, a date that falls 5 (five) days before the General Meeting at Rua Hungria, 1.400 – 5th floor, Jardim Europa, Zip Code 01455-000, São Paulo-SP, care of the Corporate Governance area:

2.1.1.1. Individual Shareholders

▪   Identification document with photo; and

▪   Statement including the respective shareholding stake, issued by the custodian institution.

2.1.1.2. Corporate Shareholders

▪   Notarized copy of the latest Bylaws or consolidated articles of association and the corporate documentation granting powers of attorney (e.g. minutes of the election of directors);

▪   Identification document of the legal representative(s) with photo;

▪   Statement including the respective shareholding stake, issued by the custodian institution;

▪   Investment Funds must present: (i) the latest consolidated regulations of the fund; (ii) bylaws or articles of incorporation of the administrator or manager, as is the case, with the fund´s voting policy and corporate documents that prove the powers of representation (minutes of the election of directors, term(s) of office and/or power of attorney); and (iii) identification document of the legal  representative(s) of the fund administrator or manager with photo.

2.1.1.3. Shareholders Represented By Proxy

▪   Besides the documents referred to above, a notarized power of attorney which must have been granted within less than 1 (one) year for any proxy who is a shareholder, manager of the Company, lawyer or financial institution, with the investment funds administrator responsible for representing its joint owners, as stated in the first paragraph of article 126 of Law Nº 6.404/1976. Corporate shareholders may be represented according to their bylaws/articles of association;

▪   Identification document of the proxy with photo;

▪   If the shareholders so desire, they may use the proxies made available previously by the Company to vote on matters of interest to the General Meeting, as stated in the Public Request for a Power of Attorney undertaken by the Company, in the form foreseen in article 22 and following CVM Instruction Nº 481/2009. The documents referring to the public request for a power of attorney were disclosed by the Company on the Investor Relations website (www.brf-global.com/ri, in the item Governança Corporativa) and the websites of the Brazilian Securities and Exchange Commission (www.cvm.gov.br) and the BM&FBOVESPA (www.bmfbovespa.com.br).

2.1.1.4. Foreign Shareholders

Foreign shareholders must present the same documents as the Brazilian shareholders, although the corporate documents of the legal entity and the power of attorney must be notarized, and appear in a sworn translation.

2.1.2. Holders of American Depositary Shares - ADSs

The holders of ADSs will be represented by The Bank of New York Mellon, in its capacity as a depository institution within the terms of the Deposit Agreement signed with BRF.

2.2.    PARTICIPATION BY DISTANCE VOTE

As stated in articles 21-A and in line with CVM Instruction Nº 481/2009, Company shareholders may send their voting instructions, from this date, on the matters to be raised at the Meeting by completing and sending the form allowing them to cast their vote from a distance (“Voting Form”) which appears in item 4 of the present Manual.

To do so, the Distance Voting Form should:

•         be accessed to be printed and completed in advance in the item “Governança Corporativa” of the Company´s Investor Relations site (www.brf-global.com/ri), as well as the site of the Brazilian Securities and Exchange Commission – CVM; and

•         be received within a period of 7 (seven) days before the date of the Meeting, i.e. by 19.04.2017 (inclusive). Any voting forms received after this date will be disregarded.

Shareholders who choose to exercise their voting right through the Voting Form should do so through one of the options described below:

2.2.1. For completion instructions transmitted to the Company bookkeeping agent

This option is aimed exclusively at shareholders whose shares are kept by Itaú Corretora de Valores S.A. (“Itaú”) and which are not held in the central depositary:

Shareholders with shares which are not held in the central depositary and who choose to exercise their voting right from a distance through service providers may transmit their instructions to the bookkeeping agent of the shares issued by BRF, Itaú Corretora de Valores S.A., in line with its rules.

To do so, shareholders should contact Itaú Corretora de Valores S.A. and verify the procedures it has established for the issue of instructions via the voting form along with the documents and information it requires to exercise this service. The contact details for Itaú are as follows:

∙ Telephone – Shareholder attendance: 3003-9285 (Brazilian state capitals and metropolitan regions)/0800 7209285 (other locations).

∙ Attendance hours: working days, from 9:00 to 18:00 hours.

∙ E-mail: atendimentoescrituracao@itau-unibanco.com.br

∙ Address: Avenida Brigadeiro Faria Lima, 3.500, 3rd floor – São Paulo,  Zip Code 04538-132

Within the terms of article 21-B of CVM Instruction Nº 481/2009, the shareholder must  transmit the instructions for completion of the Voting Form to the bookkeeping agent within 7 days of the date of the Meeting, i.e. by April 19 2017 (inclusive), unless a different deadline has been set by Itaú Corretora de Valores S.A.

2.2.2. For completion instruction transmitted to their respective custodian agents

This option is aimed exclusively at shareholders whose shares are in the custody of the BM&FBOVESPA – Bolsa de Valores, Mercadorias e Futuros (“BM&FBOVESPA”). In this case, distance voting will be exercised by the shareholders according to the procedures adopted by their custodian agents.

Shareholders whose shares are deposited in the Central Depositary of the BM&FBOVESPA and who choose to exercise their voting right from a distance through service providers should transmit their instructions to the respective custodian agents, in line with their rules, which, in turn, will forward these voting instructions to the Central Depositary of the BM&FBOVESPA.

To do so, shareholders should contact their custodian agents and verify the procedures they have established for the issue of instructions via the Voting Form along with the documents and information they require to exercise this service.

Within the terms of article 21-B of CVM Instruction Nº 481/2009, the shareholders must  transmit the instructions for completion of the Voting Form to their custodian agents up to 7 days before the date of the Meeting, i.e. by April 19 2017 (inclusive), unless a different deadline has been set by their custodian agents which must always be before this date.

2.2.3  By sending the Voting Form directly to BRF

Instead of following the procedures described in items 2.2.1 and 2.2.2 above, shareholders may also send their Voting Forms directly to the Company.

To do so, shareholders should print the Voting Form (which appears in item 4 of the present Manual), complete it, initial all the pages and sign it. Shareholders should then send the Voting Form, duly completed, initialed and signed, to the following postal address: Rua Hungria, 1.400 – 5th floor, Jardim Europa, Zip Code 01455-000, São Paulo - SP, care of the Corporate Governance area, along with the notarized copy of the documents described below:

Individual shareholders

▪  identity document with photo of the shareholder.

Corporate shareholders

•         latest bylaws or consolidated articles of association and  the corporate documentation granting powers of attorney (e.g. minutes of the election of directors); and

•         identification document of the legal representative(s) with photo

Investment funds

▪   the latest consolidated regulations of the  fund;

▪   bylaws or articles of incorporation of its administrator or manager, as is the case, with the fund´s voting policy and corporate documents that prove the powers of representation (minutes of the election of directors, term(s) of office and/or power of attorney); and

▪   identification document of the legal  representative(s) with photo.

The Company does not require the notarization of the signature of the Voting Forms.

The corporate documents and those representing corporate shareholders and investment funds in a foreign language must be must be notarized and appear in a sworn translation.

Should they prefer, shareholders may also send the documents to the Company in advance, sending the Voting Form and the above-mentioned documents by digital means to the following electronic address: acoes@brf-br.com. Regardless of this, the Company must receive the original Voting Form and notarized copy of the other  documents sent previously by e-mail by the shareholder up to 7 (seven) days before the General Meeting, i.e. by April 19, 2017, at the following address: Rua Hungria, 1.400 – 5th floor, Jardim Europa, Zip Code 01455-000, São Paulo - SP, care of the Corporate Governance area.

Within 3 (three) days of receiving these documents, the Company will inform the shareholder through the electronic address indicated in item 2.1 of the Voting Form of its receipt and acceptance.

Should the Voting Form not be fully completed or accompanied by the corroborating documents described above, it will be disregarded and this information will be sent to the shareholders through the electronic address indicated in item 2.1. of the Voting Form informing the shareholders of the need to rectify or resend the Voting Form or documents which accompany it (providing there is enough time), describing the procedures and periods needed to regularize the distance voting.

BRF stresses that:

▪  should there be differences between the Voting Form received directly by the Company and the voting instruction contained in the summary voting statement from the bookkeeping agent for the same CPF (individual taxpayer number) or CNPJ (corporate taxpayer number), the voting instruction of the bookkeeping agent will prevail, as stated in Paragraph 2 of article 21-W of CVM Instruction Nº 481/2009;

▪  as stated in article 21-S of CVM Instruction Nº 481/2009, the Central Depositary of the BM&FBOVESPA, on receiving the voting  instructions of the shareholders through their respective custodian agents, will disregard any different instructions in relation to a same resolution which had been issued by the same CPF or CNPJ registration number; and

▪  once the deadline for distance voting has ended, i.e. on April 19, 2017, the shareholder may not alter the voting instructions which have already been sent except in person or through a proxy at the General Meeting, through an application, explicitly calling for the voting instructions sent to be disregarded before the respective material is put to the vote.

Finally, the Company announces that, as was the case at the last Shareholders´ Meeting, it will use the advisory services of Centuriata to carry out the administration of the distance voting forms received, checking and to confirming the quorum for a vote.

3.           Proposal Of The Board Of Directors For The Ordinary Annual General Meeting To Be Held On April 26, 2017

Dear Shareholders,

Further to Instruction Nº 481 of the Brazilian Securities and Exchange Commission, (local acronym CVM), of December 17, 2009, (“Instruction CVM 481/09”), we hereby present the following proposal by the board of directors (“Proposal”) of BRF S.A. (“Company” or “BRF”), containing the information and documents related to the subjects to be decided at the Ordinary Annual Shareholders Meeting of the Company to be held on April 26, 2017, at 11:00 hours (“General Meeting”), in the Company’s headquarters, located at Rua Jorge Tzachel, 475, Bairro Fazenda, in the City of Itajaí, State of Santa Catarina.

Ordinary General Meeting.

(i)          To examine, discuss and vote on the Management Report, Financial Statements and other documents related to the financial year ending December 31, 2016.

Board of Directors´ Proposal. To approve the management accounts and financial statements of the Company for the financial year ended on December 31, 2016, accompanied by the management report, explanatory notes, opinions of the independent auditors and Fiscal Council, the Statutory Audit Committee and the comments of the Management on the Company´s financial situation, within the terms of Item 10 of the Company´s Reference Form, according to Annex I.  We stress that the destination of the net income from the 2016 financial year will not be the purpose of the General Manager as the Company registered a loss in this period.

(ii)        To ratify the distribution of the remuneration to the shareholders (Interest on Equity) as decided by the Board of Directors.

Board of Directors´ Proposal. To ratify the distribution of the sum of R$ 513,215,000 to shareholders, corresponding to R$ 0.642347435 per share, in the form of interest on shareholders´ equity, paid on August 15, 2016, with Withholding Tax deducted at Source, in line with the terms of the prevailing legislation and according to the decision of the Board of Directors taken at a meeting held on June 30, 2016.

(iii)      To set up the number of members of the Board of Directors, to elect the members of the Board of Directors and to designate the Chairman and Deputy Chairman of the Board of Directors.

Board of Directors´ Proposal. Considering that the term of office of the current members of the Board of Directors will end on the date of the General Meeting, and within the terms of article 20, paragraph 3, of the Company´s Bylaws, as well as the decisions of the Meeting of the Board of Directors held on March 24, 2017, to propose (a) to set up the number of members of the Board of Directors in 10 (ten), (b) the election or reelection, as applicable, of the following members of the Board of Directors of the Company for a two-year term of office to end at the Ordinary General Meeting which will decide on the management accounts of the Company for the financial year ending on December 31, 2018 and (c) the designation of Mr. Abilio dos Santos Diniz as Chairman of the Board of Directors and of Mr. Francisco Petros Oliveira Lima Papathanasiadis as Deputy Chairman.

▪ Abilio dos Santos Diniz (Independent Chairman of the Board of Directors);

▪ Francisco Petros Oliveira Lima Papathanasiadis (Deputy Chairman of the Board of Directors);

▪ Luiz Fernando Furlan (independent member);

▪ José Carlos Reis de Magalhães Neto;

▪ Walter Fontana Filho (independent member);

▪ Flávia Buarque de Almeida (independent member);

▪ Carlos da Costa Parcias Jr. (independent member);

▪ Marcos Guimarães Grasso (independent member);

▪ Walter Malieni Jr.; e

▪ José Aurélio Drummond Jr. (independent member).

Annex II to the present Proposal contains the information relative to the candidates for membership of the Company´s Board of Directors, within the terms of Items 12.5 to 12.10 of the Company´s Reference Form.

(iv)       To establish the annual global remuneration of the Board of Directors and Executive Management (“Management”) for the 2017 financial year.

Board of Directors´ Proposal. To approve the annual global remuneration for the Management in the amount of up to R$ 105.39 million. The proposed amount refers to the limit proposed for the fixed remuneration (salary or management fees, direct and indirect benefits and social contributions) and benefits due to termination of position, as well as the variable remuneration (profit sharing) and amounts related to the Stock Option Plan and Restricted Share Plan.

Annex III to the present Proposal presents the information relative to Item 13 of the Company´s Reference Form.

(v)            To elect the members of the Fiscal Council of the Company.

Board of Directors´ Proposal. As the Company´s Fiscal Council´s functions end at the General Meeting to be held on April 26, 2017, as stated in clause 5 of article 161 of Law Nº 6.404, of December 15, 1976, the Board of Directors proposes the new installation of the Fiscal Council, to function until the ordinary general meeting which will examine, discuss and vote on the management accounts and financial statements for the financial year ending on December 31, 2017, with the election or re-election, as applicable, of the following members

Actual Members	Substitute Members
Attílio Guaspari	Susana Hanna Stiphan Jabra
Marcus Vinicius Dias Severini	Marcos Tadeu de Siqueira
Antonio Carlos Rovai	Doris Beatriz França Wilhelm

Annex II to the present Proposal contains the information relative to the candidates for membership of the Company´s Fiscal Council, within the terms of Items 12.5 to 12.10 of the Company´s Reference Form.

(vi)       To establish the annual global remuneration of the Fiscal Council for the 2017 financial year.

Board of Directors´ Proposal. To approve the annual global remuneration for the Management in the amount of up to R$ 610,000. The proposed amount refers to the limit proposed for the fixed remuneration (salary or management fees, direct and indirect benefits and social contributions).

Annex III to the present Proposal presents the information relative to Item 13 of the Company´s Reference Form.

Extraordinary General Meeting.

(i)          To amend the Restricted Stocks Plan, per Annex IV of the Proposal

Board of Directors´ Proposal. As per article 16 (ii) of the Company´s Bylaws, to approve the amendment to the Restricted Stocks Plan approved by the Ordinary and Extraordinary Meeting of April 8, 2015, as per Annex IV to the present Proposal.

These are the proposals the Board intends making and expects to be evaluated and approved by the shareholders.

Company shareholders interested in accessing information or raising questions relating to the above proposals should contact the Company´s Investor Relations or Corporate Governance areas at the following phone numbers +55 (11) 2322-5991/5011/5951/4438/5355 or via e-mail: acoes@brf-br.com. All documents related to this Meeting are available to shareholders at the following sites: www.brf-global.com/ri, www.bmfbovespa.com.br and www.cvm.gov.br.

São Paulo, March 24, 2017.

Abilio dos Santos Diniz	José Carlos Reis Magalhães Neto
Manoel Cordeiro Silva Filho	Luiz Fernando Furlan
Vicente Falconi Campos	Renato Proença Lopes
Walter Fontana Filho	Aldemir Bendine
Henri Philippe Reichstul

* * *

4.              Distance Voting Form

Ordinary and Extraordinary General Meeting to be held on 26.04.2017

DISTANCE VOTING FORM

1. Name or corporate name of shareholder (without abbreviations)
2. Corporate (CNPJ) or individual (CPF) tax number of shareholder	2.1. E-mail address of shareholder for communication with the Company related to the Voting Form
3. Guidance for completing the Distance Voting Form

Should you, as a shareholder, choose to exercise your right to vote from a distance, within the terms of articles 21-A and according to CVM Instruction nº 481/2009, you must complete the Distance Voting Form (“Voting Form”), that will only be regarded as valid, with the votes presented here counted in the quorum of the General Meeting, if the following instructions are observed: (i) all the fields must be duly completed; (ii) all the pages must be initialed; and (iii) the last page must be signed by the shareholder or his/her (s) legal representative(s), as is the case, and within the terms of the prevailing law.

The Company does not require the notarization of the signature of the Voting Form or for it to be confirmed by a Consul.

On 19.04.2017 (inclusive), the deadline expires for the receipt of the Voting Form duly completed according to instructions below.

It should be stressed that in order for the Voting Form to have an effect, the date of 19.04.2017 will be the last day for its RECEIPT in one of the 3 forms that are listed, below and not the last day for it to be mailed. If the Voting Form is received after 19.04.2017, the votes will not be counted.

4.           Guidance for delivering the Distance Voting Form

The Shareholder that chooses to exercise remote voting rights through this Voting List may complete it bearing in mind the aforementioned guidance and send it: (i) to the Company or (ii) to the Custodian (iii) or the bank acting as Securities Registrar, following the instructions below:

(i) To the Company: in addition to the Voting List, the Shareholder shall submit the following documents: Natural Person - ID with a photograph of the shareholder or their legal representative, being: Brazilian national’s ID, Foreign Resident’s ID, Brazilian driving licenses, passport or class association ID. Legal Entity and Investment Funds - a) ID with a photograph of the shareholder or their legal representative, being: Brazilian national’s ID, foreign resident’s ID, Brazilian driving licenses, passport or class association ID; b) Articles of Association or consolidated and current Corporate Bylaws (in the case of a Legal Entity), or the consolidated and current fund regulations (in the case of a Investments Funds); and c) a document substantiating powers of representation.

(ii) To the Custodian: to this end, shareholders shall contact their custodians and verify procedures established for the issue of the latter’s instructions for voting via Voting List as well as the documents and information required by them to this end.

(iii) To the Company’s Bank for Securities Registration: this option is exclusively for the holders of shares deposited with Banco Itaú S.A., the securities’ registrar for the Company. Itaú has set up a Digital Meeting website, a secure solution where it is possible to execute remote voting. In order to vote via the website, the shareholder must register and have a digital certificate. Information on registering and the step-by-step process for issuing the digital certificate are described in the site: http://www.itau.com.br/securitiesservices/assembleiadigital/.

5.           Postal and electronic address to send the distance voting form, should the shareholder decide to deliver the document directly to the company

BRF S.A.

Rua Hungria, n°. 1.400 – 5th floor, Jardim Europa, Zip Code 01455-000, São Paulo - SP, in attention to the Corporate Governance area.

E-mail: acoes@brf-br.com

Contact: Cínthia Foroni

6.           Indication of the institution contracted by the company to provide bookkeeping services for the shares, with contact, physical and electronic addresses, telephone and contact

Itaú Corretora de Valores S.A.

E-mail: atendimentoescrituracao@itau-unibanco.com.br

Address: Av. Brigadeiro Faria Lima, N° 3.500, 3rd floor – São Paulo – SP, Zip Code 04538-132

Contact: Shareholders attendance

Telephone: (11) 3003-9285 (state capitals and metropolitan regions)/0800 7209285 (other locations) – Hours of attendance: working days from 09:00 to 18:00 hours

Resolutions to be taken at the Ordinary General Meeting

7.            To approve the management accounts and financial statements of the Company for the financial year ended on December 31, 2016 (“2016 Financial Year”), accompanied by the management report, explanatory notes, opinions of the independent auditors and Fiscal Council, the Statutory Audit Committee and the comments of the Management on the Company´s financial situation, within the terms of Annex I of the Administration´s Proposal for the Ordinary and Extraordinary General Meeting (“Proposal”);

[ ] Approve [ ] Reject [ ] Abstain

8. Do you wish to adopt the process of multiple voting for the election of the board of directors, within the terms of article 141 of Law Nº 6.404/1976? [ ] Yes [ ] No

9a. To set the number of 10 (ten) members to make up the Board of Directors of the Company:

[ ] Approve [ ] Reject [ ] Abstain

9b. To elect the group indicated by the Company’s Administration, consisting of the people listed below, to make up the Board of Directors, for a term of office of 2 (two) years, to be completed by the Ordinary General Meeting of 2019:

▪ Abilio dos Santos Diniz (Independent Chairman of the Board of Directors);

▪ Francisco Petros Oliveira Lima Papathanasiadis (Deputy Chairman of the Board of Directors);

▪ Luiz Fernando Furlan (independent member);

▪ José Carlos Reis de Magalhães Neto;

▪ Walter Fontana Filho (independent member);

▪ Flávia Buarque de Almeida (independent member);

▪ Carlos da Costa Parcias Jr. (independent member);

▪ Marcos Guimarães Grasso (independent member);

▪ Walter Malieni Jr.; e

▪ José Aurélio Drummond Jr. (independent member).

[ ] Approve [ ] Reject [ ] Abstain

Should one of the candidates who make up the chosen group cease to be a part of it, should the votes corresponding to his/her shares continue to be conferred to the group?

[ ] Yes [ ] No

10. Election of members of the Board of Directors, if the multiple voting system is adopted:

Should the multiple voting system be adopted in the election process, the votes corresponding to their shares should be distributed, in the following percentages, by the members of the group indicated in item 10

∙ Abilio dos Santos Diniz - [ ] % of the votes to be attributed to the candidate

∙ Francisco Petros Oliveira Lima Papathanasiadis - [ ] % of the votes to be attributed to the candidate

∙ Luiz Fernando Furlan - [ ] % of the votes to be attributed to the candidate

∙ José Carlos Reis de Magalhães Neto - [ ] % of the votes to be attributed to the candidate

∙ Walter Fontana Filho - [ ] % of the votes to be attributed to the candidate

∙ Flávia Buarque de Almeida – [ ] % of the votes to be attributed to the candidate

∙ Carlos da Costa Parcias Jr. [ ] % of the votes to be attributed to the candidate

∙ Marcos Guimarães Grasso [ ] % of the votes to be attributed to the candidate

∙ Walter Malieni Jr. - [ ] % of the votes to be attributed to the candidate; e

∙ José Aurélio Drummond Jr. [ ] % of the votes to be attributed to the candidate.

Note: The sum of the numbers inserted in the squares above should total a maximum of 100%.

11. To approve the election of Mr. Abilio dos Santos Diniz for the position of Chairman of the Board of Directors and of Mr. Francisco Petros Oliveira Lima Papathanasiadis for the position of deputy chairman of the Board of Directors

[ ] Approve [ ] Reject [ ] Abstain

12. Election of members of the Fiscal Council

Actual Member: Attilio Guaspari

[ ] Approve [ ] Reject [ ] Abstain

Actual Member: Marcus Vinicius Dias Severini

[ ] Approve [ ] Reject [ ] Abstain

Actual Member: Antonio Carlos Rovai

[ ] Approve [ ] Reject [ ] Abstain

Substitute Member: Susana Hanna Stiphan Jabra

[ ] Approve [ ] Reject [ ] Abstain

Substitute Member: Marcos Tadeu de Siqueira

[ ] Approve [ ] Reject [ ] Abstain

Substitute Member: Doris Beatriz França Wilhelm

[ ] Approve [ ] Reject [ ] Abstain

Note: The shareholder may vote in favor of the approval of up to 3 (three) actual members and up to 3 (three) substitute members to make up the Fiscal Council.

13.         To set an annual global remuneration for the 2017 financial year for the Company’s Officers in the amount of up to R$ 105,39 million, which covers the limit proposed for the fixed remuneration (salary or pro-labore, direct and indirect benefits and social charges), benefits from the severance from the position, variable remuneration (profit sharing) and amounts related to the Stock Option Purchasing Plan and the Restricted Shares Plan of the Company:

[ ] Approve [ ] Reject [ ] Abstain

14. To set the global remuneration of the Fiscal Council in the amount of up to R$ 610,000 for the 2017 financial year. [ ] Approve [ ] Reject [ ] Abstain

Resolutions to be taken at the Extraordinary General Meeting
15. To amend the Restricted Stocks Plan, per Annex IV of the Proposal. [ ] Approve [ ] Reject [ ] Abstain

 [City], [date]

__________________________________________

Name and signature of the Shareholder